Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (including any such securities underlying American Depositary Shares) of ZEEKR Intelligent Technology Holding Limited and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of November 21, 2024.

Shufu Li

By:	/s/ Shufu Li

Zhejiang Geely Holding Group Co., Ltd.

By:	/s/ Shufu Li
	Name:	Shufu Li
	Title:	Director

Hainan Geely Investment Holding Co., Ltd.

By:	/s/ Donghui Li
	Name:	Donghui Li
	Title:	Legal Representative

Geely International (Hong Kong) Limited

By:	/s/ Shufu Li
	Name:	Shufu Li
	Title:	Director

Ningbo Jikong Enterprise Management Co., Ltd.

By:	/s/ Donghui Li
	Name:	Donghui Li
	Title:	Legal Representative

Ningbo Jikong Jiju Enterprise Management Partnership (Limited Partnership)

By:	/s/ Donghui Li
	Name:	Donghui Li
	Title:	Legal Representative of General Partner

GHGK Innovation Limited

By:	/s/ Shufu Li
	Name:	Shufu Li
	Title:	Director